Series Number:  1
For period ending 12/31/11

48)	Investor, A, C & R
First $1 billion 0.902%
Next $1 billion 0.850%
Next $3 billion 0.820%
Next $5 billion 0.800%
Next $15 billion 0.787%
Next $25 billion 0.785%
Over $50 billion 0.785%

Institutional
First $1 billion 0.702%
Next $1 billion 0.650%
Next $3 billion 0.620%
Next $5 billion 0.600%
Next $15 billion 0.587%
Next $25 billion 0.585%
Over $50 billion 0.585%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                19,770
                                Institutional Class            6,765
              2.  Dividends for a second class of open-end company shares
                                A Class                                                                                 2,004
                                B Class                                                                                 3
        C Class                                                 100
                                R Class                                                                                 3

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.3150
                               Institutional Class                                                      $0.3447
              2. Dividends for a second class of open-end company shares
                                A Class                                                                           $0.2779
        B Class                                            $0.1652
        C Class                                            $0.1667
        R Class                                                      $0.2409

74U).   1. Number of shares outstanding (000's omitted)
                              Investor Class           65,672
                              Institutional Class     22,028

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                   6,616
                                    C Class                                                             623
R Class                              16

74V).   1. Net asset value per share (to nearest cent)
                                Investor Class        $14.28
                                Institutional Class  $14.27

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                  $14.24
                                    C Class                                                            $14.30
R Class                            $14.29